UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 30, 2007
Health Benefits Direct Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Securities Purchase Agreement
Registration Rights Agreement
Form of Warrant
Form of Placement Agent Warrant
Press Release, dated March 30, 2007

Item 1.01. Entry into a Material Definitive Agreement
On March 30, 2007, Health Benefits Direct Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and individual accredited investors (collectively, the “Investors”), whereby the Company has agreed to complete a private placement (the “Private Placement”) of an aggregate of 5,000,000 shares (each, a “Share”) of its Common Stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase 2,500,000 shares of its Common Stock (each, a “Warrant Share”).
Pursuant to the Purchase Agreement, the Company has agreed to sell investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $2.25. Each Unit sold in the Private Placement will consist of one share of Common Stock and a Warrant to purchase one-half (1/2) of one share of Common Stock at an initial exercise price of $3.00 per share, subject to adjustment (the “Warrant”). The closing of the Private Placement is subject to customary closing conditions. The gross proceeds from the Private Placement are expected to be $11.25 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes. The Company’s Chief Executive Officer and Chairman, Alvin H. Clemens, has agreed to purchase 1.0 million Units in the Private Placement.
The Warrants provide that the holder thereof shall have the right, at any time after March 30, 2007 but prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) or (ii) the fifth anniversary of the date of issuance of the Warrant, to acquire shares of Common Stock upon the payment of $3.00 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Common Stock for a minimum of 20 consecutive trading days is equal to at least two times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter. The Warrants also include weighted average anti-dilution adjustment provisions for issuances of securities below $3.00 during the first two years following the date of issuance of the Warrants, subject to customary exceptions.
In connection with the signing of the Purchase Agreement, the Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the SEC its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) the date of the Registration Rights Agreement, a registration statement on Form SB-2 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 90 days following the date of the Registration Rights Agreement (or 150 days following the date of the Registration Rights Agreement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that is two years after the date that the Registration Statement is declared effective by the SEC or such earlier date when all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act. The Registration Rights Agreement also provides for payment of partial damages to the Investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

Oppenheimer & Co., Inc. (“Oppenheimer” or “Representative”) is acting as lead-placement agent on a “best efforts” basis along with Sanders Morris Harris Inc. (“Sanders”) and Roth Capital Partners (“Roth” and, together with Oppenheimer and Sanders, the “Placement Agents”) in the Private Placement. In connection with the Private Placement, the Company will pay the Placement Agents an aggregate placement fee equal to approximately $787,500 plus the reimbursement of certain expenses. The Company will also issue to the Placement Agents Warrants (the “Placement Agent Warrants”) to purchase in the aggregate 350,000 shares of the Company’s Common Stock, each Placement Agent Warrant having an exercise price equal to the greater of $2.70 and the closing bid price of the Company’s common stock as of the date of closing of the Private Placement and a term of three years. The Placement Agent Warrants are exercisable at any time after six months following their date of issuance. Under the terms of the Registration Rights Agreement, the holders of the Placement Agent Warrants have registration rights for the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”) as described above.
In order to induce the Representative to act as lead Placement Agent in the Private Placement, certain of the Company’s directors and executive officers entered into Lock-Up Agreements with the Representative (the “Lock-Up Agreements”). Under the terms of the Lock-Up Agreements, certain of the Company’s directors and executive officers agreed, among other things, not to sell or transfer any shares of Common Stock during the period from March 28, 2007 until and through the later of (i) three months from the closing of the Private Placement or (ii) 45 days following the effective date of any Registration Statement.
The Company also agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date of the initial Registration Statement required to be filed by the Company under the Registration Rights Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.
The Purchase Agreement also provides a customary participation right, subject to exceptions and limitations, which provides for a designated investor to be able to participate in future financings for capital raising purposes occurring within two years of March 30, 2007 at a level based on such investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreement, the Warrants and the Placement Agent Warrants, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Registration Rights Agreement, the form of Warrant and the form of Placement Agent Warrant, which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The description of the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Lock-Up Agreements and the Placement Agent Warrants in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is hereby incorporated into this Item 3.02 by reference.
The Common Stock, Warrants and Placement Agent Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Common Stock to be issued and sold in the Private Placement and each of the Warrants and Placement Agent Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Shares, Warrants and Placement Agent Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants and also to register the shares underlying the Placement Agent Warrants under certain circumstances. This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.
Item 8.01 Other Events.
On March 30, 2007, the Company issued a press release announcing that a definitive agreement was entered into with respect to the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)          Exhibits.

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto
4.2	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto
4.3	Form of Warrant
4.4	Form of Placement Agent Warrant
99.1	Press Release, dated March 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION
Date:	March 30, 2007	By:	/s/ Anthony R. Verdi
			Name:	Anthony R. Verdi
			Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto
4.2	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto
4.3	Form of Warrant
4.4	Form of Placement Agent Warrant
99.1	Press Release, dated March 30, 2007